Exhibit 16.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-ca.com Website: www.onestop-ca.com

The Board of Directors

Luduson G Inc.

35/F, Central Plaza, 18 Harbour Road

Wanchai, Hong Kong

Dear Board of Directors,

OneStop Assurance PAC ( “Onestop”, “we”, or “us”) is pleased to confirm our acceptance and our understanding of this audit engagement by means of this letter to audit the financial statements of Luduson G Inc. and Its Subsidiaries (collectively the “Company”) which comprise the statements of financial position as at December 31, 2024 and 2023, statements of operations and comprehensive income, shareholders’ equity, and cash flows, and schedules supporting those financial statements for the year then ending (collectively referred to as the financial statements).

We will audit the balance sheet of the Company as of December 31, 2024 and 2023, and the related statements of operations and comprehensive income, shareholders’ equity, and cash flows for the year then ending. Based on our audit, we will issue a written report on the Company’s financial statements and schedules supporting the financial statements (collectively, the “financial statements”), all of which are to be included in the annual report (Form 10 proposed to be filed by the Company under the Securities Exchange Act of 1934.

Audit Objective

The objective of an audit of the financial statements is the expression of an opinion on the financial statements. Accordingly, the objective of our audit is the expression of an opinion about whether financial statements are fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States.

Auditor Responsibilities

We are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We are responsible for conducting our audit of the financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit of the financial statements will include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Because our audit is designed to provide reasonable, but not absolute, assurance and because we will not perform a detailed examination of all transactions, there is some risk that material misstatements of the financial statements may exist and not be detected by us. Although not absolute assurance, reasonable assurance is a high level of assurance. Also, a financial statement audit is not designed to detect error or fraud that is immaterial to the financial statements or violations of laws or governmental regulations that do not have a direct and material effect on the financial statements.

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Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-ca.com Website: www.onestop-ca.com

Auditor Responsibilities (Continued)

We will provide to and discuss with management and the audit committee a draft of the auditor’s report. If for any reason we are unable to complete our audit or are unable to form, or have not formed, an opinion, we retain the right to take any course of action permitted by professional standards or regulatory requirements, including declining to express an opinion or issue a report, or withdrawing from the engagement. In that circumstance, we will notify the audit committee and management.

Audit Procedures

Our audit of the financial statements will include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Our audit will include tests of documentary evidence supporting the transactions recorded in the accounts, including tests of the physical existence of inventories and direct confirmation of certain assets and liabilities by correspondence with selected customers, creditors, and financial institutions. The audit will include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements; therefore, our audit will involve judgment about the number of transactions to be examined and the areas to be tested. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. In connection with our audit of the financial statements, we will obtain an understanding of internal control sufficient to plan the audit and to determine the nature, timing, and extent of audit procedures to be performed; however, an audit of the financial statements is not designed to provide assurance on internal control or to identify internal control deficiencies.

Our audit of the financial statements will also include reading the other information in the Company’s audited report and considering whether other information in the audited report (including the manner of its presentation) is materially inconsistent with information in the financial statements. However, our audit will not include procedures to corroborate such other information. We are also required to read any document, including the audited report to shareholders and filings with the SEC, that contains or incorporates by reference our audit or interim review reports, or contains any reference to us.

With regard to the electronic dissemination of audited financial statements, including financial statements published electronically on the Company’s website, we are not required to read the information contained in those sites or to consider the consistency of other information in the electronic site with the original document.

Auditor Responsibility to Communicate with you and Management

We will communicate to you, as appropriate, any errors, fraud, or other illegal acts (unless clearly inconsequential) that come to our attention during our audit. In the case of illegal acts that, in our judgment, would have a material effect on the financial statements, we are also required to follow procedures set forth in the Private Securities Litigation Reform Act of 1995 and in Section 10A of the Securities Exchange Act of 1934, which, under certain circumstances, requires us to communicate our conclusions to the SEC. While the objective of our audit of the financial statements is not to report on the Company’s internal control and we are not obligated to search for material weaknesses or significant deficiencies as part of our audit of the financial statements, we will communicate in writing to you all material weaknesses and significant deficiencies relating to internal control over financial reporting identified while performing our audit.

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Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-ca.com Website: www.onestop-ca.com

Auditor Responsibility to Communicate with you and Management (Continued)

We will also communicate in writing to management all deficiencies in internal control over financial reporting that are of a lesser magnitude than significant deficiencies not previously communicated in writing by us or by others. We will also inform you when we have communicated to management all internal control deficiencies. If we conclude that the owner’s oversight of the Company’s external financial reporting and internal control over financial reporting is ineffective, we will communicate that conclusion in writing to you.

We are also responsible for communicating with you about certain other matters related to our audit, including:

1)	our audit responsibility under PCAOB standards;
2)	information relating to our independence with respect to the Company;
3)	an overview of our overall audit strategy, timing of the audit, and significant risks identified during our risk assessment procedures;
4)	management’s initial selection of, or changes in, significant accounting policies or the application of such policies, and the effect on the Company’s financial statements or disclosures of significant accounting policies in controversial areas or areas for which there is a lack of authoritative guidance or consensus or diversity in practice;
5)	the Company’s critical accounting policies and practices, including the reasons certain policies and practices are considered critical and how current and anticipated future events might affect the determination of whether certain policies and practices are considered critical;
6)	a description of the process management used to develop critical accounting estimates, management’s significant assumptions used in critical accounting estimates that have a high degree of subjectivity, and any significant changes management made to the process used to develop critical accounting estimates or management’s significant assumptions, including a description of management’s reasons for the changes and the effects of the changes on the financial statements;
7)	significant transactions outside of the normal course of the Company’s business or that otherwise appear to be unusual due to their nature, timing, or size, along with the policies and practices used to account for significant unusual transactions, and our understanding of the business purpose (or lack thereof) of significant unusual transactions;
8)	our evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties;
9)	our evaluation of the quality of the Company’s financial reporting;
10)	corrected misstatements arising from our integrated audit and the implications that such corrected misstatements might have on the Company’s financial reporting process;
11)	uncorrected misstatements aggregated during the current engagement and pertaining to the latest period presented that were determined by management to be immaterial, both individually and in the aggregate;
12)	if applicable, our evaluation of the Company’s ability to continue as a going concern;
13)	difficult or contentious issues about which we consulted with others and that we believe are relevant to the audit committee’s oversight of the financial reporting process;
14)	disagreements with management about matters, whether or not satisfactorily resolved, that could be significant to the Company’s financial statements or our report;
15)	any concerns we may have related to significant auditing or accounting matters about which management has consulted with other accountants;
16)	any issues discussed with management prior to our retention, including significant discussions regarding the application of accounting principles and auditing standards;
17)	any significant difficulties encountered in performing the audit; and
18)	other matters required to be communicated by PCAOB standards or that are significant to the oversight of the Company’s financial reporting process.

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Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-ca.com Website: www.onestop-ca.com

Management Responsibilities

The Company’s management is responsible for the fair presentation of the Company’s financial statements (including disclosures) in accordance with accounting principles generally accepted in the United States, for the selection and application of accounting principles, for making all financial records (including names of related parties and related-party relationships and transactions) and relevant information available to us on a timely basis, and for the accuracy and completeness of that information. Management also agrees that we will have unrestricted access to persons within the Company from whom we determine it necessary to obtain audit evidence and the full cooperation of Company personnel.

The Company’s management is also responsible for adjusting the financial statements to correct material misstatements relating to accounts or disclosures and affirming to us in the management representation letter that the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole.

In addition, management is responsible for the design and implementation of programs and controls to prevent and detect fraud and for identifying and ensuring that the Company complies with applicable laws and regulations, and for informing us of any known material violations of such laws and regulations that would have an effect that is material to financial statement amounts or disclosures.

The Company’s management is also responsible for establishing and maintaining effective internal control over financial reporting, including monitoring activities; notifying us of all deficiencies in the design or operation of internal control over financial reporting of which it has knowledge; and describing to us any fraud resulting in a material misstatement of the financial statements and any other fraud involving senior management or employees who have a significant role in the Company’s internal control.

At the conclusion of our audit, the Company agrees to provide us with a letter that confirms certain representations made by management during our reviews and audit about the Company’s financial statements and related matters.

Firm Independence

We confirm that, in our professional judgment, we are independent of Company and its related entities with the meaning of the Securities Act administered by the SEC and, we affirm that we are compliance with PCAOB Rule 3520 related to auditor independence. In addition, we are not aware of any relationships between us and its related entities and the Company, or persons in financial oversight roles at the Company, and/or its related entities that may reasonably be thought to bear on independence.

We may from time to time, and depending on the circumstances, use Third-party service providers in serving your account. We may share confidential information about the Company with these service providers, but remain committed to maintaining the confidentiality and security of the Company’s information. Further, we will remain responsible for the work provided by any such third-party service providers.

We confirm that we are independent of the Company in compliance with Rule 3520 and within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

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Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-ca.com Website: www.onestop-ca.com

Engagement Administration, Fees, and Other

We estimate that our fees for this service will be SGD 30,000 for audit of the Company’s December 31, 2024 financial statements. The Company will also be billed at SGD1,000 for travel and other out-of-pocket costs such as travel, lodging, dining, bank confirmation, postage, etc. The estimated payment schedule is set forth in the below table.

The fee estimates and completion of our work is based on anticipated cooperation from the Company personnel; timely responses to our inquiries; timely communication of all significant accounting and financial matters; and the assumption that unexpected circumstances will not be encountered during the engagement. If significant additional time is necessary, we will keep the Company management informed of any problems we encounter and our fees will be adjusted accordingly. Any additional fees will be agreed in advance with the Company. Our invoices are payable on presentation.

The payment schedule is set forth below:

	Agreed Milestone of Completion	Progress SGD
1)	Payment prior to the commencement of annual audit for the years ended December 31, 2024 and 2023	15,000
2)	Payment prior to issuance of Form-10 report for the years ended December 31, 2024 and 2023	15,000

For any specific request or requirement for additional review of the financial statements, our fee will be negotiated and agreed by both parties in future.

Regarding electronic filings, management agrees that, before filing any document in electronic format with the SEC with which we are associated, we will be advised of the proposed filing on a timely basis. We will provide the Company a signed copy of our report and consent. These manually signed documents will serve to authorize the use of our name prior to the Company’s electronic transmission.

Management will provide us with a complete copy of the accepted document.

Except for the purpose to be included in the Current Report (Form 10) proposed to be filed by an US Issuer under the Securities Exchange Act of 1934, if you wish to include or incorporate by reference our audit report on these financial statements in other documents, such as a registration statement proposed to be filed under the Securities Act of 1933 or in some other securities offering. If so, you agree not to include our audit report or make reference to our Firm without our prior permission or consent. Any agreement to perform work in connection with an offering, including an agreement to provide permission or consent, will be a separate engagement.

Any additional services that may be requested, and we agree to provide, will be the subject of separate arrangements.

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Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-ca.com Website: www.onestop-ca.com

Engagement Administration, Fees, and Other (Continued)

You agree to comply with cooling-off period required by the SEC before it can solicit or hire engagement team members for certain positions involving a financial reporting oversight role. Accordingly, you will neither employ, nor make any employment offer to employ, engagement team members so long as we are the Company’s auditors and continuing for one year after the date on which you file with the SEC the Company’s audited report containing the audited financial statements referred to in this letter.

The audit documentation for this engagement is the property of our firm and constitutes confidential information. However, we may be requested to make certain audit documentation available to the PCAOB, SEC, or other regulators pursuant to the authority given to them by law or regulation. If requested, access to such audit documentation will be provided under the supervision of firm personnel. Further, upon request, we may provide copies of selected audit documentation to the regulator. The regulator may intend, or decide, to distribute the copies or information contained therein to others, including other government agencies. We agree to communicate with you on a timely basis any requests by the PCAOB for access to audit documentation as part of its inspection process and when it desires direct contact with members of the audit committee.

We appreciate the opportunity to be of service and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us.

We may from time to time and depending on the circumstances, use third-party service providers to assist us with the audit of the Company’s financial statements. We may share your confidential information about the Company with the service providers, but remain committed to maintaining the confidentiality and security of the Company’s information. Accordingly, we maintain internal policies, procedures, and safeguards to protect the confidentiality of your information. In addition, we will secure confidentiality agreements with all service providers to maintain the confidentiality of your information, and we will take reasonable precautions to determine that they have the appropriate procedures in place to prevent the unauthorized release of your confidential information to others. In the event that we are unable to secure an appropriate confidentiality agreement, you will be asked to provide your consent prior to the sharing of your confidential information with the third-party service provider.

Very truly yours,

ONESTOP ASSURANCE PAC

Public Accountants and
Chartered Accountants

Singapore

RESPONSE:

This letter correctly sets forth the understanding of Luduson G Inc.

/s/ Sim Chun Fong

Director
Name: Sim Chun Fong
Date: 03 Jul, 2025

cc: Chief Financial Officer and Chief Executive Officer

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